Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment No. 2”), dated as of February 26, 2020 (the “Effective Date”), is entered into between Ronald A. Rittenmeyer (the “Executive”) and Tenet Healthcare Corporation (the “Company”).

RECITALS

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of March 24, 2018, as amended by that certain Amendment No. 1 to Employment Agreement, dated as of February 27, 2019 (collectively, the “Agreement”);

WHEREAS, pursuant to Section 16 of the Agreement, the Agreement may be amended or waived only with the prior written consent of the Company and Executive; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.    Amendments.

(a)    The first sentence of Section 1 of the Agreement is hereby amended and restated as follows:

“The Company agrees to continue to employ the Executive pursuant to the terms of this Agreement, and the Executive agrees to continue to be so employed commencing as of the Effective Date and ending on December 31, 2022 (the “Term”).”

(b)    Section 3(a) of the Agreement is hereby amended and restated as follows:

“(a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary equal to $1,500,000 per annum, payable by the Company in regular installments in accordance with the Company’s general payroll practices, less taxes and other applicable withholdings (as may be increased from time to time, the “Base Salary”).”

(c)    To reflect that nothing in this Amendment No. 2 shall be interpreted to modify or alter any rights and obligations the Company or the Executive have with respect to the previously granted RSUs as provided in the Agreement prior to this Amendment No. 2, including the vesting schedule, the first sentence of Section 3(h) of the Agreement is hereby amended to delete the phrase “as of the conclusion of the Term” and insert in lieu thereof “on June 30, 2021”.

(d)    A new Section 3(i) is hereby added to the Agreement as follows:

“(i) 2020 Additional Equity Awards. In consideration of the Executive entering into the Amendment No. 2 and as an inducement to continue Executive’s employment with the Company through the conclusion of the Term, on February 26, 2020 the Company granted an additional award of restricted stock units (collectively with the RSUs set forth in each of Sections 3(c) and 3(h), the “RSUs”) pursuant to the Tenet Healthcare 2019 Stock Incentive Plan (the “2019 Plan”) with an aggregate grant date fair value equal to $10,000,000, which shall vest in eleven (11) equal quarterly installments beginning on June 30, 2020 until fully vested as of the conclusion of the Term, subject to the Executive’s continued employment with the Company through each applicable vesting date, unless vesting is accelerated in accordance with Section 4 below. All other terms and conditions of such awards shall be governed by the terms and conditions of the 2019 Plan and the applicable award agreement, provided that such terms and conditions shall not be inconsistent with the terms of this Agreement.”

3.    Entire Agreement. This Amendment No. 2 shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. As of the Effective Date, this Amendment shall supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Amendment in any way other than the Agreement, the agreements referenced herein or in the Agreement, and any agreement which by its terms continues beyond the Executive’s termination of employment.

4.    Amendment and Waiver. This Amendment No. 2 shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment No. 2 on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment No. 2. No waiver of any provision of this Amendment No. 2 shall be construed as a waiver of any other provision of this Amendment No. 2. Any waiver must be in writing.

5.    Binding Effect. This Amendment No. 2 shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Executive, and the successors and assigns of the Company.

6.    Counterparts. This Amendment No. 2 may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

TENET HEALTHCARE CORPORATION

By:	/s/ Audrey Andrews
Name:	Audrey Andrews
Title:	Executive Vice President and General Counsel

RONALD A. RITTENMEYER

/s/ Ronald A. Rittenmeyer

[Signature Page to Amendment No. 2 to Employment Agreement]